                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                              WESTBANK CORPORATION
               (Exact name of issuer as specified in its charter)

          Massachusetts                                   04-2830731
(State or other jurisdiction of incorporation)   (I.R.S. Employer Identification
                                                 No.)

                                 225 Park Avenue
                   West Springfield, Massachusetts 01090-0149
              (Address of principal executive offices and zip code)

                              WESTBANK CORPORATION
                            1996 STOCK INCENTIVE PLAN

                            (Full title of the Plan)

                            John M. Lilly, Treasurer
                              Westbank Corporation
                                 225 Park Avenue
                   West Springfield, Massachusetts 01090-0149
                            Telephone: (413) 747-1400
                     (Name and address of Agent for Service)
                                    Copy to:
                             W. Garth Janes, Esquire
                  Doherty, Wallace, Pillsbury and Murphy, P.C.
                          One Monarch Place, 19th Floor
                     Main Street, Springfield, MA 01144-1002

                         CALCULATION OF REGISTRATION FEE

                                            Proposed                Proposed
Title of                                    Maximum                 Maximum
Securities                Amount            Offering                Aggregate
  to be                   to be             Price Per               Offering              Amount of
Registered              Registered          Share(1)                Price(1)           Registration Fee(2)

Common Stock            400,000           $13.64                $5,456,000           $501.95

                                     PART II


(1) Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act of 1993, as amended (the "Securities Act"), based on the average of the bid and asked prices for Westbank Corporation Common Stock on July 22, 2002.

(2) The registration fee for the securities registered hereby has been calculated pursuant to Rule 457 (h) under the Securities Act and pursuant to Section 6(b) of the Securities Act.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus and shall be deemed to be a part hereof:

         1. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2002.

         2. The Company's Annual Report on Form 10-K for the year ended December 31, 2001.

         3. The Company's Proxy Statement dated March 15, 2002 for the Annual Meeting of Shareholders held on April 17, 2002.

Documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14, and 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the filing of a post-effective amendment which indicates that all the securities offered by this Prospectus have been sold or which deregisters all of the securities remaining unsold shall be deemed to be incorporated by reference into this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this Prospectus or in any other document which also is incorporated herein by reference modifies or replaces such statement. Any such statement as modified or superseded shall not be deemed, except as modified or superseded, to constitute a part of this Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable

ITEM 5. INTERESTS OF NAMES EXPERTS AND COUNSEL.

Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

In general, Article V, Section 9 of the Company's By-Laws provides for indemnification of each director, officer, employee or agent of the Company, any former director, officer, employee or agent of the Company, and any person who is or shall be a director, officer, employee or agent of another organization in which the Company owns shares or of which it is a creditor, against all liabilities and expenses reasonably incurred by such person in connection with, or arising out of, any action, suit or proceeding in which such person may be a party defendant or with which he may be threatened or otherwise involved, directly or indirectly, by reason of his being or having been a director or officer of the Company or such other organization, except in relation to matters as to which such person shall be finally adjudged (other than by consent) in such action, suit or proceeding not to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company or such other organization, and, with respect to any criminal action or proceeding, only to the extent that he had no reasonable cause to believe his conduct was unlawful.


ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable

ITEM 8. EXHIBITS.

See Exhibit Index.

ITEM 9. UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any fact or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement:
                           Provided, however, that undertakings (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bonafide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the consummation of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bonafide offering thereof.

(c) Insofar as indemnification for liabilities arising out of the Security Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liability (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of West Springfield, Commonwealth of Massachusetts, July 17, 2002.

                                          WESTBANK CORPORATION

                                          By: /s/
                                             -----------------------------------
                                             Donald R. Chase, President

                                POWER OF ATTORNEY

We, the undersigned Directors and Officers of Westbank Corporation, do hereby severally constitute and appoint Donald R. Chase and John M. Lilly, or either of them, our true and lawful attorneys and agents, to do any and all acts and things in our name and behalf in our capacities as Directors and Officers and execute any and all instruments for us in our name in the capacities indicated below, which said attorneys and agents, or either of them, may deem necessary or advisable to enable said Corporation to comply with the Securities Act of 1933, as amended and adjusted, and any rules, regulations, and requirements of the Securities and Exchange Commission, in connection with this Registration Statement on Form S-8 including specifically but without limitation, power and authority to sign for us or any of us, in our names in the capacities listed below, any and all amendments (including post-effective amendments) hereto; and we do each hereby ratify and confirm all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended and adjusted, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signatures                                 Title                                    Date
     ----------                                 -----                                    ----
/s/                                             President, Chief                         July 17, 2002
------------------------------------            Executive Officer
Donald R. Chase                                 and Director
                                                (Principal Executive
                                                Officer)

/s/                                             Treasurer and Chief                      July 17, 2002
------------------------------------            Financial Officer
John M. Lilly                                   (Principal Financial
                                                and Accounting Officer)

/s/                                             Director                                 July 17, 2002
------------------------------------
Roland O. Archambault


/s/                                             Director                                 July 17, 2002
------------------------------------
Mark A. Beauregard


/s/                                             Director                                 July 17, 2002
------------------------------------
David R. Chamberland


/s/                                             Director and                             July 17, 2002
------------------------------------            Chairman of the Board
Ernest N. Laflamme, Jr.

/s/                                             Director                                 July 17, 2002
------------------------------------
G. Wayne McCary


/s/                                             Director and                             July 17, 2002
------------------------------------            Clerk
Robert J. Perlak


------------------------------------            Director                                 July 17, 2002
George R. Sullivan


/s/                                             Director                                 July 17, 2002
------------------------------------
James E. Tremble


                                  EXHIBIT INDEX

         Number                               Exhibit                               Page
         ------                               -------                               ----
             5                      Opinion of Doherty, Wallace, Pillsbury
                                    and Murphy, P.C.

           23(a)                    Consent of Deloitte & Touche LLP

           23(b)                    Consent of Doherty, Wallace, Pillsbury
                                    and Murphy, P.C. (included in Exhibit 5)

           24 Power of Attorney (included on signature page hereof)

           99                       Westbank Corporation 1996 Stock Incentive
                                    Plan*


         * Incorporated by reference to Exhibit A to the Proxy Statement for the Annual Meeting of the Shareholders of the Corporation held on April 17, 1996.